Exhibit 4.51

EXECUTION VERSION

FOURTH AMENDMENT TO

AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT

FOURTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT, dated as of October 29, 2009 (this “Amendment”), by and among (i) MAYOR’S JEWELERS, INC., a Delaware corporation (the “US Borrower”) and BIRKS & MAYORS INC., a Canadian corporation (the “Canadian Borrower” and, together with the US Borrower, the “Borrowers”), (ii) the guarantors party to the Credit Agreement referred to below (the “Guarantors” and, together with the Borrowers, the “Loan Parties”), (iii) the lenders party to the Credit Agreement referred to below (collectively, the “Lenders”), (iv) BANK OF AMERICA, N.A., in its capacity as administrative agent (the “Administrative Agent”), and (v) BANK OF AMERICA, N.A. (acting through its Canada branch), as Canadian agent (the “Canadian Agent” and, together with the Administrative Agent, the “Agents”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement referred to below.

WHEREAS, the Borrowers, the Guarantors, the Lenders, the Administrative Agent and the Canadian Agent are parties to the Amended and Restated Revolving Credit and Security Agreement, dated as of December 17, 2008 (as amended, amended and restated, modified and in effect from time to time, the “Credit Agreement”), pursuant to which the Lenders have extended credit to the Borrowers on the terms and subject to the conditions set forth therein; and

WHEREAS, the Borrowers have requested that the Credit Agreement be amended as set forth herein; and

WHEREAS, the Borrowers, the Required Lenders, and the Administrative Agent have agreed, on the terms and conditions set forth herein, to amend certain provisions of the Credit Agreement.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

§1. Amendment to Section 1.1 of the Credit Agreement. Section 1.1 of the Credit Agreement is hereby amended by:

(a) Deleting the last sentence of the definition of “Debt” and substituting in lieu thereof the following: “For all purposes hereof, (i) the Debt of any Person shall include the Debt of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Debt is expressly made non-recourse to such Person, and (ii) the Damiani Debt constitutes Debt hereunder.”

(b) Deleting the second sentence of the definition of “Material Contract” and substituting in lieu thereof the following: “Notwithstanding anything to the contrary contained in this Agreement, the term “Material Contract” shall include, for all purposes, each of the following: (i) the Term Loan Documents (and any refinancings, renewals or extensions thereof), (ii) the Brinkhaus Subordinated Debt Documents, (iii) the Quebec Subordinated Debt Documents, (iv) the Rhode Island Debt Documents, (v) the Rolex Documents, (vi) the Montrovest Debt Documents, (vii) the Damiani Debt Documents and (viii) any Additional Subordinated Debt Documents.”

(c) Restating the definitions of “Henry U.S.”, “Montrovest Debt Documents”, “Newco”, “Subordinated Debt” and “Subordination Agreements” in their entirety as follows:

“Henry U.S. – Henry Birks & Sons U.S., Inc., a Delaware corporation, which effective as of July 31, 2009 changed its name to Cash, Gold & Silver USA, Inc.”

“Montrovest Debt Documents – collectively, (i) the Cash Advance Agreement dated as of February 10, 2009 by and between the Canadian Borrower and Montrovest B.V., (ii) the Cash Advance Agreement dated as of May 21, 2009 by and between the Canadian Borrower and Montrovest B.V., and (iii) any other loan agreement entered into by and between the Canadian Borrower and Montrovest B.V., provided that any such other loan agreement shall be subject to a Subordination Agreement in form, scope and substance satisfactory to the Agents.

“Newco – Cash, Gold & Silver Inc. – Or et Argent, Comptant Inc., a company formed under the laws of Canada.”

“Subordinated Debt – collectively, the Brinkhaus Subordinated Debt, the Management Debt, the Quebec Subordinated Debt, the Rhode Island Debt, the Montrovest Debt, the Damiani Debt and any Additional Subordinated Debt.”

“Subordination Agreements – collectively, the Management Subordination Agreement, the Brinkhaus Subordination Agreement, the Quebec Subordination Agreement(s), the Rhode Island Subordination Agreement, the Rolex Subordination Agreement, the Montrovest Subordination Agreement, the Damiani Subordination Agreement and any other subordination agreement entered into by or among any Loan Party, any subordinated creditor and the Agents, in form, scope and substance satisfactory to the Agents.”

(d) Adding the following definitions to such Section in the correct alphabetical order:

“Damiani – Damiani International B.V. and its affiliates.”

“Damiani Debt – all Debt owing to Damiani and its affiliates under the Damiani Debt Documents (including, without limitation, Debt relating to consigned property delivered by Damiani to a Loan Party) and permitted pursuant to Section 10.2.1.”

“Damiani Debt Documents – collectively, (i) the Damiani Distribution Agreement, (ii) the Damiani Security Agreements and (iii) any other security agreement or other agreement, document or instrument entered into by and among the Loan Parties and Damiani (for itself and on behalf of its affiliates) in connection with the Damiani Distribution Agreement and/or the Damiani Security Agreements, provided that any such other security agreement, other agreement, document or instrument shall be subject to a Subordination Agreement in form, scope and substance satisfactory to the Agents.”

“Damiani Distribution Agreement – that certain Distribution Agreement dated as of September 26, 2009, by and among the Borrowers (for themselves and on behalf of the other Loan Parties) and Damiani (for itself and on behalf of its affiliates).”

“Damiani Security Agreements – collectively, (i) the Security Agreement (U.S. Form – Blanket Lien on Assets) dated as of October 29, 2009 by and among the US Borrower and certain of its Subsidiaries and Damiani (for itself and on behalf of its affiliates) and (ii) the General Security Agreement and Hypothec dated as of October 29, 2009 by and between the Canadian Borrower and Damiani (for itself and on behalf of its affiliates).”

“Damiani Subordination Agreement – the Subordination Agreement, dated as of October 29, 2009, by and among the Loan Parties, Damiani (for itself and on behalf of its affiliates), the Administrative Agent, the Canadian Agent and the Term Loan Agent.”

“Fourth Amendment Effective Date” means October 29, 2009.

“Montrovest Subordination Agreement – collectively, (i) Section 5.6 of the Cash Advance Agreement, dated as of February 10, 2009, by and between the Canadian Borrower and Montrovest B.V. and (ii) the Postponement and Subordination Agreement, dated as of May 21, 2009, among the Canadian Borrower, Montrovest B.V., the Administrative Agent, the Canadian Agent and the Term Loan Agent.”

§2. Amendment to Section 10.1.2 of the Credit Agreement. Section 10.1.2 of the Credit Agreement is hereby amended by:

(a) Deleting clause (i) therein in its entirety and replacing it with the following new clause (i):

“(i) at any Agent’s request, a listing of each Loan Party’s trade payables (including, without limitation, with respect to the Damiani Debt), specifying the trade creditor and balance due, and a detailed trade payable aging;”

(b) Deleting clause (r) therein in its entirety and replacing it with the following new clause (r):

“(r) promptly but in any event no later than five (5) days after any Loan Party’s entry into any consignment arrangement (whether such consignment arrangement is documented or otherwise) in which such Loan Party acts as a consignee (including, without limitation, pursuant to Section 4.1 of the Damiani Distribution Agreement), notify the Agents in writing of such consignment arrangement, specifying the consignor, the consignee, the term of the consignment arrangement, the goods to be consigned and any other material terms of such arrangements and, at the request of the Administrative Agent, promptly deliver true, complete and accurate copies of such consignment agreement and related documents and any amendments, modifications, supplements, waivers or other modifications thereof.”

§3. Amendment to Section 10.1.3 of the Credit Agreement. Section 10.1.3(a) of the Credit Agreement is hereby amended by deleting clauses (v) and (xix) therein in their entirety and replacing them with the following new clauses (v) and (xix), respectively:

“(v) any default under the Term Loan Documents, the Brinkhaus Subordinated Debt Documents, the Quebec Subordinated Debt Documents, the Rhode Island Debt Documents, the Rolex Documents, the Montrovest Debt Documents, the Damiani Debt Documents, the Additional Subordinated Debt Documents or any other document, instrument or agreement evidencing Debt in excess of the Dollar Equivalent of $500,000;”

“(xix) any notices, materials or other information provided outside the ordinary course of business to the agents and/or lenders under the Term Loan Documents, the Brinkhaus Subordinated Debt Documents, the Quebec Subordinated Debt Documents, the Rhode Island Debt Documents, the Rolex Documents, the Montrovest Debt Documents, the Damiani Debt Documents or the Additional Subordinated Debt Documents.”

§4. Amendment to Section 10.2.1 of the Credit Agreement. Section 10.2.1 of the Credit Agreement is hereby amended by:

(a) Deleting the word “and” at the end of paragraph (k).

(b) Deleting the period (“.”) at the end of paragraph (l) and substituting, in lieu there of, the following text: “; and”.

(c) Adding the following new paragraph (m) in the correct alphabetical order of such Section: “(m) the Damiani Debt of the Loan Parties; provided that the aggregate amount of such Damiani Debt of the Loan Parties shall not exceed the Dollar Equivalent of $10,600,000 at any one time.”.

§5. Amendment to Section 10.2.2 of the Credit Agreement. Section 10.2.2 of the Credit Agreement is hereby amended by:

(a) Deleting the word “and” at the end of paragraph (p).

(b) Deleting the period (“.”) at the end of paragraph (q) and substituting, in lieu thereof, the following text: “; and”.

(c) Adding the following new paragraph (r) in the correct alphabetical order of such Section: “(r) Liens securing the Damiani Debt permitted under Section 10.2.1(m) and Liens securing the obligations of the Loan Parties under the Damiani Debt Documents in respect of the consignment arrangements described therein, provided that, in each case, such Liens shall, at all times, be subordinate and junior in priority to the Liens securing the Obligations to the extent provided in the Damiani Subordination Agreement or another Subordination Agreement in form, scope and substance satisfactory to the Agents.”

§6. Amendment to Section 10.2.10 of the Credit Agreement. Section 10.2.10 of the Credit Agreement is hereby amended by deleting clause (b) therein in its entirety and replacing it with the following new clause (b) and clause (c):

“(b) the Term Loan Debt, the Brinkhaus Subordinated Debt, the Quebec Subordinated Debt or the Rhode Island Debt, in each case prior to its due date under the agreements evidencing such Debt as in effect on the Closing Date (in each case, or as amended thereafter in accordance with Section 10.2.11), unless otherwise permitted pursuant to Section 10.2.12, or (c) the Montrovest Debt, the Damiani Debt or the Additional Subordinated Debt, in each case, prior to its respective due date under the Montrovest Debt Documents, the Damiani Debt Documents or the Additional Subordinated Debt Documents, and as in effect on the date of entry thereof (in each case, or as amended thereafter in accordance with Section 10.2.11), unless otherwise permitted pursuant to Section 10.2.12.”

§7. Amendment to Section 10.2.11 of the Credit Agreement. Section 10.2.11 of the Credit Agreement is hereby amended and restated as follows:

“10.2.11. Amendments or Waivers of Term Loan Documents, Brinkhaus Subordinated Debt Documents, Management Agreement, Quebec Subordinated Debt Documents, Rhode Island Debt Documents, Montrovest Debt Documents, Damiani Debt Documents, Additional Subordinated Debt Documents and

Organizational Documents. (a) Agree to any amendment, restatement, supplement or other modification to, or waiver of any of its material rights under, the Term Loan Documents (except to the extent expressly permitted under the Intercreditor Agreement), the Brinkhaus Subordinated Debt Documents, the Management Agreement (except to the extent expressly permitted by the Management Subordination Agreement), the Quebec Subordinated Debt Documents, the Rhode Island Debt Documents, the Montrovest Debt Documents, the Damiani Debt Documents or any Additional Subordinated Debt Documents, without in each case obtaining the prior written consent of the Required Lenders to such amendment, restatement, supplement or other modification or waiver; or (b) amend, modify or change any of its Organizational Documents (including by the filing or modification of any certificate of designation), other than any such amendments, modifications or changes which are not adverse in any material respect to the interests of the Lenders. Each Loan Party shall deliver to the Administrative Agent complete and correct copies of any amendment, restatement, supplement or other modification to or waiver of the Term Loan Documents, the Brinkhaus Subordinated Debt Documents, the Management Agreement, the Quebec Subordinated Debt Documents, the Rhode Island Debt Documents, the Montrovest Debt Documents, the Damiani Debt Documents, any Additional Subordinated Debt Documents or Organizational Documents.”

§8. Amendment to Section 10.2.12 of the Credit Agreement. Section 10.2.12 of the Credit Agreement is hereby amended by adding the following new paragraph (h) in the correct alphabetical order of such Section:

“(h) Make any payments in respect of the Damiani Debt other than to the extent permitted pursuant to the Damiani Subordination Agreement or another Subordination Agreement in form, scope and substance satisfactory to the Agents.”

§9. Amendment to Section 10.2.13 of the Credit Agreement. Section 10.2.13 of the Credit Agreement is hereby amended by amending and restating paragraph (b) therein in its entirety as follows:

“(b) Become a party to or agree to or effect any sale, lease, license, consignment, transfer or other disposition of assets, other than (i) the sale of Inventory, the licensing of Intellectual Property and the disposition of obsolete assets, in each case in the Ordinary Course of Business and to a Person other than a Non-Material Subsidiary, (ii) the sale of Inventory and other assets to a Person other than a Non-Material Subsidiary outside the Ordinary Course of Business in connection with Permitted Store Closings, and (iii) until November 30, 2009, consignment arrangements in effect between the US Borrower and the Canadian Borrower (for the avoidance of doubt, as of November 30, 2009, all such consignment arrangements under this clause (iii) shall be terminated and not allowed hereunder and no further consignment arrangements shall be allowed amongst the Loan Parties).

§10. Amendment to Section 10.2.15 of the Credit Agreement. Section 10.2.15 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“10.2.15. Transactions with Affiliates. Directly or indirectly, engage in any transaction with any Affiliate (other than for services as employees, officers and directors, including employee discounts consistent with past practices), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Affiliate or, to the knowledge of the Borrowers, any corporation, partnership, trust or other Person in which any such Affiliate has a substantial interest or is an officer, director, trustee or partner, except to the extent (i)(A)

such Person is not a Non-Material Subsidiary, and (B) on terms more favorable to such Person than would have been obtainable on an arm’s-length basis with an unrelated party in the Ordinary Course of Business; or (ii) in accordance with Section 10.2.13(b)(iii) hereof.”

§11. Amendments to Section 11.1 of the Credit Agreement.

(a) Section 11.1 of the Credit Agreement is hereby amended by amending and restating paragraph (n) thereof in its entirety as follows:

“(n)(i) the earlier of (A) receipt by a Loan Party or any of its Subsidiaries of notice from any applicable party under any of the Brinkhaus Subordinated Debt Documents, the Quebec Subordinated Debt Documents, the Rhode Island Debt Documents, the Rolex Documents, the Montrovest Debt Documents, the Damiani Debt Documents or the Additional Subordinated Debt Documents of the occurrence and continuance of a payment default or the occurrence of a payment default under any of such agreements which has continued for fifteen (15) days or (B) any other material breach or default of a Loan Party or any of its Subsidiaries occurs under any of the Brinkhaus Subordinated Debt Documents, the Quebec Subordinated Debt Documents, the Rhode Island Debt Documents, the Rolex Documents, the Montrovest Debt Documents, the Damiani Debt Documents or the Additional Subordinated Debt Documents (or any documents relating to renewals, refinancings and extensions of the Debt incurred thereunder) or (ii) any such Debt shall become or be declared to be due and payable, or be required to be prepaid or repurchased (other than by a regularly scheduled or required prepayment), prior to the stated maturity thereof; or”

(b) Section 11.1(q) of the Credit Agreement is hereby amended by adding the reference to “, the other Subordination Agreements” immediately after the reference to “the Rolex Subordination Agreement” in clause (i) thereof.

§12. Amendment to Schedule 9.1.19 to the Credit Agreement. Schedule 9.1.19 to the Credit Agreement is hereby amended by deleting such Schedule 9.1.19 in its entirety and substituting in lieu thereof Schedule 9.1.19 attached hereto as Exhibit A.

§13. Representations and Warranties. Each of the Loan Parties hereby represents and warrants to the Agents and the Lenders as of the date hereof as follows:

(a) The execution and delivery by each of the Loan Parties of this Amendment and all other instruments and agreements required to be executed and delivered by such Loan Party in connection with the transactions contemplated hereby or referred to herein (collectively, the “Amendment Documents”), and the performance by each of the Loan Parties of any of its obligations and agreements under the Amendment Documents and the Credit Agreement and the other Loan Documents, as amended hereby, are within the corporate or other authority of such Loan Party, have been authorized by all necessary corporate proceedings on behalf of such Loan Party and do not and will not contravene any provision of law or such Loan Party’s charter, other incorporation or organizational papers, by-laws or any stock provision or any amendment thereof or of any indenture, agreement, instrument or undertaking binding upon such Loan Party.

(b) Each of the Amendment Documents, the Credit Agreement and the other Loan Documents, as amended hereby, to which any Loan Party is a party constitute legal, valid and binding obligations of such Loan Party, enforceable in accordance with their terms, except as limited by the Bankruptcy Code, any Canadian Debtor Relief Law, any

other insolvency, debtor relief or debt adjustment law or similar laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefore may be brought.

(c) No approval or consent of, or filing with, any governmental agency or authority is required to make valid and legally binding the execution, delivery or performance by the Loan Parties of the Amendment Documents, the Credit Agreement or any other Loan Documents, as amended hereby, or the consummation by the Loan Parties of the transactions among the parties contemplated hereby and thereby or referred to herein.

(d) Other than in respect of the Specified Representation Event of Default referred to below, the representations and warranties contained in Section 9 of the Credit Agreement and in the other Loan Documents were true and correct as of the date made. Except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents and except to the extent that any representations and warranties relate expressly to an earlier date, after giving effect to the provisions hereof, such representations and warranties, both before and after giving effect to the Amendment Documents and the Damiani Debt Documents, also are correct as of the date hereof.

(e) Each of the Loan Parties has performed and complied in all respects with all terms and conditions herein required to be performed or complied with by it prior to or at the time hereof, and as of the date hereof, both before and after giving effect to the Amendment Documents and the Damiani Debt Documents, there exists no Default or Event of Default (other than the Specified Events of Default referred to below).

(f) Each of the Loan Parties hereby acknowledges and agrees that the representations and warranties contained in this Amendment shall constitute representations and warranties as referred to in Section 11.1(b) of the Credit Agreement, a breach of which shall constitute an Event of Default.

§14. Effectiveness. This Amendment shall become effective upon the satisfaction of each of the following conditions which must occur on or prior to October 30, 2009 (the “Effective Date”), in each case in a manner satisfactory in form and substance to the Administrative Agent and the Required Lenders:

(a) This Amendment shall have been duly executed and delivered by each of the Borrowers, each of the Guarantors, the Administrative Agent, the Canadian Agent and each of the Required Lenders and shall be in full force and effect.

(b) The Administrative Agent shall have received a duly executed Third Amendment to Term Loan and Security Agreement (the “Term Loan Third Amendment”) in the form of Exhibit B attached hereto.

(c) The Administrative Agent shall have received a duly executed Damiani Subordination Agreement, in form, scope and substance satisfactory to the Administrative Agent, from Damiani, the Term Loan Agent and the Borrowers.

(d) The Borrowers shall deliver to the Administrative Agent an officer’s certificate, signed by two duly authorized officers of the Canadian Borrower, which attaches certified true, correct and complete copies of each of the Damiani Debt Documents.

(e) The Borrowers shall pay in cash to the Administrative Agent, for the pro rata accounts of the Lenders executing this Amendment, an amendment fee in an amount equal to $66,125.

(f) The Borrowers shall deliver to the Administrative Agent a duly executed stock certificate for Cash, Gold & Silver USA, Inc., together with a duly executed stock transfer power executed in blank, each in form and substance satisfactory to the Administrative Agent.

(g) The Borrowers shall have paid all reasonable unpaid fees and expenses of the Administrative Agent’s counsel, Morgan, Lewis & Bockius LLP, and the Canadian Agent’s counsel, Ogilvy Renault LLP, to the extent that copies of invoices for such fees and expenses have been delivered to the Borrowers.

(h) The Administrative Agent and the Canadian Agent shall have received such other items, documents, agreements, items or actions as the Administrative Agent or the Canadian Agent may reasonably request in order to effectuate the transactions contemplated hereby.

(i) After giving effect to this Amendment and the Term Loan Third Amendment, no Default or Event of Default shall have occurred and be continuing.

§15. Release. In order to induce the Administrative Agent, the Canadian Agent and the Lenders to enter into this Amendment, each Loan Party acknowledges and agrees that: (i) no Loan Party has any claim or cause of action against the Administrative Agent, the Canadian Agent, any Issuing Bank or any Lender (or, with respect to the Credit Agreement and the other Loan Documents and the administration of the credit facilities thereunder, any of their respective directors, officers, employees, agents or representatives); (ii) no Loan Party has any offset or compensation right, counterclaim, right of recoupment or any defense of any kind against any Loan Party’s obligations, indebtedness or liabilities to the Administrative Agent, the Canadian Agent, any Issuing Bank or any Lender; and (iii) each of the Administrative Agent, the Canadian Agent, the Issuing Banks and the Lenders has heretofore properly performed and satisfied in a timely manner all of its obligations to the Borrowers and, as applicable, the Guarantors. Each Loan Party wishes to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters would impair or otherwise adversely affect any of the Administrative Agent’s, the Canadian Agent’s, the Issuing Banks’ and the Lenders’ rights, interests, contracts, collateral security or remedies. Therefore, each Loan Party unconditionally releases, waives and forever discharges (A) any and all liabilities, obligations, duties, promises or indebtedness of any kind of the Administrative Agent, the Canadian Agent, the Issuing Banks or any Lender to the any Loan Party, except the obligations to be performed by the Administrative Agent, the Canadian Agent, the Issuing Banks or any Lender on or after the date hereof as expressly stated in this Amendment, the Credit Agreement and the other Loan Documents, and (B) all claims, counterclaims, offsets, compensation rights, causes of action, right of recoupment, suits or defenses of any kind whatsoever (if any), whether arising at law or in equity, whether known or unknown, which any Loan Party might otherwise have against the Administrative Agent, the Canadian Agent, any Issuing Bank or any Lender (or, with respect to the Credit Agreement and the other Loan Documents and the administration of the credit facilities thereunder, any of their respective directors, officers, employees or agents), in either case (A) or (B), on account of any past or presently existing (as of the date hereof) condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, counterclaims, compensation rights, circumstance or matter of any kind.

§16. Limited Waiver of Events of Default. On October 27, 2009, the Borrowers informed the Administrative Agent that the Borrowers changed the corporate name of Henry Birks & Sons U.S., Inc. to Cash, Gold & Silver USA, Inc., such name change being effective July 31, 2009. The Borrowers did not comply with the requirements of Section 10.1.3 of the Credit Agreement, including, without limitation, with respect to the furnishing of notice as required pursuant to Section 10.1.3(a)(xviii) of the Credit Agreement prior to effecting such change. Further, such change was not permitted under Section 10.2.11(b) of the Credit Agreement. Each of (i) the failure by the Borrowers to comply with Section 10.1.3 of the Credit Agreement (including, without limitation, to notify the Administrative Agent of their intention to change the name of Henry Birks & Sons U.S., Inc.) and (ii) the actual name change of Henry Birks & Sons U.S., Inc. to Cash, Gold & Silver, USA, Inc., constitutes an Event of Default under Section 11.1(c) of the Credit Agreement (as a result of the breach of Section 10.1.3 and Section 10.2.11(b), respectively) (such Events of Default hereinafter referred to as the “Specified Covenant Events of Default”). In addition, Events of Default have occurred pursuant to Section 11.1(m) of the Credit Agreement as a result of certain corresponding breaches or defaults under the Term Loan Documents, as set forth in Section 16 of the Term Loan Third Amendment (such Events of Default hereinafter referred to as the “Term Loan Events of Default”). Since July 31, 2009, the Borrowers have represented to the Agents and the Lenders that no Event of Default then existed under the Loan Documents. As a result of such representations to the Agents and the Lenders, an Event of Default under Section 11.1(b) has occurred as a result of the existence of the Specified Covenant Events of Default (such Event of Default hereinafter referred to as the “Specified Representation Events of Default” and, together with the Specified Covenant Events of Default and the Term Loan Events of Default, hereinafter collectively referred to as the “Specified Events of Default”). Subject to the satisfaction of the conditions set forth herein and in reliance upon the representations, warranties, covenants and acknowledgments set forth herein and in the other Loan Documents, the Agents and the Required Lenders hereby waive, on a one-time basis, the Specified Events of Default. The foregoing is a limited waiver and the execution and delivery of this Amendment does not (i) constitute a waiver by any Agent or any Lender of any other term or condition under the Credit Agreement or any other Loan Documents, including, without limitation, any right, power, or remedy of any Agent or any Lender under any of the Loan Documents (all such rights, powers and remedies being expressly reserved), (ii) establish a custom or a course of dealing or conduct among any Agent or any Lender, any member of the Loan Parties, or (iii) prejudice any rights which any Agent or any Lender now has or may have in the future under or in connection with the Loan Documents.

§17. Acknowledgment Regarding Joining of Newco as Guarantor. The Agents and the Lenders hereby acknowledge and confirm that, notwithstanding the requirement that Newco be joined as a Guarantor promptly upon formation as more fully set forth in Section 10 of the Third Amendment and Consent to Amended and Restated Revolving Credit and Security Agreement, dated as of July 20, 2009, among the Borrowers, the Guarantors, the Lenders, the Administrative Agent and the Canadian Agent, the Agents and the Lenders are granting the Borrowers additional time in which to satisfy the requirements set forth in such Section 10 and in the Credit Agreement. Accordingly, the Borrowers shall join Newco as a Guarantor and take all steps set forth in such Section 10 and in the Credit Agreement by no later than November 30, 2009. The failure to so join Newco as provided herein and therein shall constitute an immediate Event of Default under the Credit Agreement. The Borrowers hereby acknowledge and confirm that (i) the Eligible Private Label and Corporate Accounts of Newco shall not be included as part of the Canadian Borrowing Capacity and (ii) the Borrowers shall not be permitted to make the one-time Investment in Newco described in Section 10.2.9 of the Credit Agreement, in each case, unless and until Newco shall have been joined as a Guarantor as herein provided.

§18. Acknowledgment of Cash, Gold & Silver USA, Inc. Cash, Gold & Silver USA, Inc. hereby ratifies and confirms that it is obligated under the Loan Documents to which Henry Birks & Sons U.S., Inc. was an original signatory. Further, Cash, Gold & Silver, USA,

Inc. hereby adopts again and ratifies and confirms in all respects and in its own name its grant of a security interest in the Collateral and hereby grants again a security interest in the Collateral; and confirms that, as to itself, the liens, hypothecs, pledges and security interests granted pursuant to the Loan Documents are and continue to be valid, perfected and enforceable first priority liens, hypothecs, pledges and security interests (subject only to Permitted Liens) against Cash, Gold & Silver USA, Inc.

§19. Miscellaneous Provisions.

(a) Each of the Loan Parties hereby ratifies and confirms all of its Obligations to the Administrative Agent, the Canadian Agent, the Issuing Banks and the Lenders under the Credit Agreement, as amended hereby, and the other Loan Documents, including, without limitation, the Loans, and each of the Loan Parties hereby affirms its absolute and unconditional promise to pay to the Lenders, the Administrative Agent and the Canadian Agent, as applicable, the Loans, reimbursement obligations and all other amounts due or to become due and payable to the Lenders, the Administrative Agent and the Canadian Agent, as applicable, under the Credit Agreement and the other Loan Documents, as amended hereby and it is the intent of the parties hereto that nothing contained herein shall constitute a novation or accord and satisfaction. Each of the Loan Parties hereby acknowledges and confirms that the liens, hypothecs, pledges and security interests granted pursuant to the Loan Documents are and continue to be valid, perfected and enforceable first priority liens, hypothecs, pledges and security interests (subject only to Permitted Liens) that secure all of the Obligations on and after the date hereof. Except as expressly amended hereby, each of the Credit Agreement and the other Loan Documents shall continue in full force and effect. This Amendment and the Credit Agreement shall hereafter be read and construed together as a single document, and all references in the Credit Agreement, any other Loan Document or any agreement or instrument related to the Credit Agreement shall hereafter refer to the Credit Agreement as amended by this Amendment.

(b) Without limiting the expense reimbursement requirements set forth in Section 3.4 of the Credit Agreement, the Borrowers agree to pay on demand all reasonable costs and expenses, including reasonable attorneys’ fees, of the Administrative Agent and the Canadian Agent, as applicable, incurred in connection with this Amendment.

(c) THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK., INCLUDING, WITHOUT LIMITATION, NEW YORK GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402 (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

(d) EACH LOAN PARTY PARTY HERETO HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL COURT SITTING IN OR WITH JURISDICTION OVER THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY STATE COURT OF THE STATE OF NEW YORK SITTING IN THE COUNTY OF MANHATTAN, IN ANY PROCEEDING OR DISPUTE RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH LOAN PARTY PARTY HERETO IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. Nothing herein shall limit the right of any Agent or any Lender to bring proceedings against any Loan Party in any other court. Nothing in this Agreement shall be deemed to preclude enforcement by any Agent of any judgment or order obtained in any forum or jurisdiction.

(e) This Amendment may be executed in any number of counterparts, and all such counterparts shall together constitute but one instrument. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought. Delivery of a signature page hereto by electronic transmission shall constitute the delivery of an original signature page hereof.

[Remainder of Page Intentionally Left Blank]

[Signature Pages follow]

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date first set forth above.

US BORROWER AND BORROWER AGENT:

MAYOR’S JEWELERS, INC.

By:	/s/ Michael Rabinovitch
Name:	Michael Rabinovitch
Title:	SVP & CFO

By:	/s/ Marco Pasteris
Name:	Marco Pasteris
Title:	Group VP, Finance & Treasurer

CANADIAN BORROWER:

BIRKS & MAYORS INC.

By:	/s/ Michael Rabinovitch
Name:	Michael Rabinovitch
Title:	SVP & CFO

By:	/s/ Marco Pasteris
Name:	Marco Pasteris
Title:	Group VP, Finance & Treasurer

Signature Page to Fourth Amendment to Amended and Restated

Revolving Credit and Security Agreement

GUARANTORS:

CASH, GOLD & SILVER USA, INC. (formerly known as

Henry Birks & Sons U.S., Inc.)

MAYOR’S JEWELERS OF FLORIDA, INC.

JBM RETAIL COMPANY, INC.

JBM VENTURE CO., INC.

MAYOR’S JEWELERS INTELLECTUAL

    PROPERTY HOLDING COMPANY

By:	/s/ Michael Rabinovitch
Name:	Michael Rabinovitch
Title:	SVP & CFO

By:	/s/ Marco Pasteris
Name:	Marco Pasteris
Title:	Group VP, Finance & Treasurer

Signature Page to Fourth Amendment to Amended and Restated

Revolving Credit and Security Agreement

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A.

By:	/s/ Mark D. Twomey
Name:	Mark D. Twomey
Title:	SVP

Signature Page to Fourth Amendment to Amended and Restated

Revolving Credit and Security Agreement

CANADIAN AGENT:

BANK OF AMERICA, N.A. (acting through its Canada branch)

By:	/s/ Medina Sales de Andrade
Name:	Medina Sales de Andrade
Title:	Vice President

Signature Page to Fourth Amendment to Amended and Restated

Revolving Credit and Security Agreement

US LENDERS:

BANK OF AMERICA, N.A.

By:	/s/ Mark D. Twomey
Name:	Mark D. Twomey
Title:	SVP

Signature Page to Fourth Amendment to Amended and Restated

Revolving Credit and Security Agreement

US LENDERS:

WELLS FARGO RETAIL FINANCE, LLC

By:	/s/ Connie Liu
Name:	Connie Liu
Title:	Assistant VP

Signature Page to Fourth Amendment to Amended and Restated

Revolving Credit and Security Agreement

CANADIAN LENDERS:

BANK OF AMERICA, N.A. (acting through its Canada branch)

By:	/s/ Medina Sales de Andrade
Name:	Medina Sales de Andrade
Title:	Vice President

Signature Page to Fourth Amendment to Amended and Restated

Revolving Credit and Security Agreement

CANADIAN LENDERS:

WELLS FARGO FOOTHILL CANADA ULC

By:	/s/ Francis D. O’Connor
Name:	Francis D. O’Connor
Title:	Senior Vice President

Signature Page to Fourth Amendment to Amended and Restated

Revolving Credit and Security Agreement

TRANCHE A-1 LENDERS:

BANK OF AMERICA, N.A.

By:	/s/ Mark D. Twomey
Name:	Mark D. Twomey
Title:	SVP

Signature Page to Fourth Amendment to Amended and Restated

Revolving Credit and Security Agreement

TRANCHE A-1 LENDERS:

WELLS FARGO RETAIL FINANCE, LLC

By:	/s/ Connie Liu
Name:	Connie Liu
Title:	Assistant VP

Signature Page to Fourth Amendment to Amended and Restated

Revolving Credit and Security Agreement

RATIFICATION OF GUARANTY

Without limiting the provisions of the foregoing Amendment and any agreement of any Guarantor made therein, each of the undersigned Guarantors hereby (a) acknowledges and consents to the foregoing Amendment and the Borrowers’ execution thereof; (b) ratifies and confirms all of their respective obligations and liabilities under the Loan Documents to which any of them is a party and ratifies and confirms that such obligations and liabilities extend to and continue in effect with respect to, and continue to guarantee and secure, as applicable, the Obligations of the Borrowers under the Credit Agreement; (c) joins the foregoing Amendment for the purpose of consenting to and being bound by the provisions of Section 13 and Section 15 thereof; and (d) acknowledges and confirms that the liens, hypothecs, pledges and security interests granted pursuant to the Loan Documents are and continue to be valid, perfected and enforceable first priority liens, hypothecs, pledges and security interests (subject only to Permitted Liens) that secure all of the Obligations on and after the date hereof.

GUARANTORS:

CASH, GOLD & SILVER USA, INC. (formerly known as

Henry Birks & Sons U.S., Inc.)

MAYOR’S JEWELERS OF FLORIDA, INC.

JBM RETAIL COMPANY, INC.

JBM VENTURE CO., INC.

MAYOR’S JEWELERS INTELLECTUAL

    PROPERTY HOLDING COMPANY

By:	/s/ Michael Rabinovitch
Name:	Michael Rabinovitch
Title:	SVP & CFO

By:	/s/ Marco Pasteris
Name:	Marco Pasteris
Title:	Group VP, Finance & Treasurer

Signature Page to Fourth Amendment to Amended and Restated

Revolving Credit and Security Agreement

Exhibit A

SCHEDULE 9.1.19

MATERIAL CONTRACTS

(1)	a)	Management Consulting Services Agreement dated April 1st, 2006 between Birks & Mayors Inc. and Iniziativa S.A. (now Montrovest B.V.)

	b)	First Amendment to Management Consulting Services Agreement dated December 5, 2006 between Birks & Mayors Inc. and Iniziativa S.A. (now Montrovest B.V.)

	c)	Assignment and Assumption Agreement by and among Iniziativa S.A., Birks & Mayors Inc. and Montrovest B.V. dated as of October 29, 2007 with respect to the Management Consulting Services Agreement.

	d)	Renewal letters dated September 15, 2008 and November 14, 2008.

(2)	Employment Agreement between Thomas A. Andruskevich and Birks & Mayors Inc. dated April 16, 2008;

(3)	Employment Agreement between Thomas A. Andruskevich and Mayor’s Jewelers, Inc. dated April 16, 2008;

(4)	Leasing Line with Banc of America Leasing & Capital, LLC and BAL Global Finance Canada Corporation and Mayor’s Jewelers, Inc. and Birks & Mayors Inc. pursuant to a Master Lease Agreements dated August 10, 2007 and September 12, 2007.

(5)	Private Label Credit Card Agreement between VFC, Inc. and Birks & Mayors Inc. with an effective date of January 2, 2009.

(6)	Merchant Services Agreement between Citibank (South Dakota), N.A., Mayor’s Jewelers, Inc. and Birks & Mayors Inc. dated June 13, 2008.

(7)	Moneris Visa National Account Merchant Agreement among Birks & Mayors Inc., Moneris Solutions Corporation and Royal Bank of Canada dated March 1, 2008.

(8)	Merchant Services Bankcard Agreement between Mayor’s Jewelers, Inc. and Chase Merchant Services LLC dated September 10, 2001.

(9)	Term Loan Documents.

(10)	Brinkhaus Acquisition Agreement dated November 1, 2007 and the Acquisition Notes.

(11)	Quebec Subordinated Debt Documents.

(12)	Rhode Island Subordinated Debt Documents.

(13)	Loan Documents.

(14)	Rolex Documents.

(15)	Montrovest Debt Documents.

(16)	Damiani Debt Documents.

(17)	Additional Subordinated Debt Documents.

EXHIBIT B

TERM LOAN THIRD AMENDMENT

(See Attached)